SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2015

CAPE BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33934	26-1294270
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

225 North Main Street, Cape May Court House, New Jersey	08210
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 465-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders

The Cape Bancorp, Inc. (the “Company”) Annual Meeting of Shareholders was held on April 27, 2015. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement as filed with the Securities and Exchange Commission on March 24, 2015 (the “Proxy Statement”). The final results of the shareholder votes are as follows:

Proposal 1: The election of three directors.

The shareholders elected Michael D. Devlin, Benjamin D. Goldman and Matthew J. Reynolds to serve as directors of the Company for a term of three years.

Nominee	Shares Voted For	Shares Withheld

Michael D. Devlin	7,279,886	418,670
Benjamin D. Goldman	7,291,494	407,062
Matthew J. Reynolds	7,298,205	400,351

Proposal 2: The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

The shareholders ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

	Shares Voted For	Shares Voted Against	Abstentions

Number of shares voted	10,311,320	8,126	24,295

Percentage of all shares voted for or against	99.9%	0.01%

Proposal 3: The advisory, non-binding vote to approve the Company’s executive compensation as described in the Proxy Statement.

The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as described in the Proxy Statement.

	Shares Voted For	Shares Voted Against	Abstentions

Number of shares voted	7,174,436	462,370	61,750

Percentage of all shares voted for or against	93.9%	6.1%

Item 8.01	Other Events

On April 28, 2015, Cape Bancorp, Inc. (the “Company”), the holding company for Cape Bank, announced that Cape Bank has entered into a definitive agreement to purchase approximately $102.0 million of Philadelphia metropolitan area based commercial loans and loan commitments from a financial institution.

The Company further announced that, on April 27, 2015, the Company’s Board of Directors declared a cash dividend on the Company’s common stock of $0.06 per share. The dividend will be payable to stockholders of record as of the close of business on May 11, 2015 and is expected to be paid on or about May 26, 2015.

The Company has issued a press release regarding the loan purchase agreement and the cash dividend. A copy of the press release dated April 28, 2015 is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits.

	99.1	Press release dated April 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPE BANCORP, INC.

DATE: April 29, 2015	By:	/s/ Guy Hackney
Guy Hackney
Executive Vice President and Chief Financial Officer